UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2015

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Chief Financial Officer Employment Agreement:

Effective January 21, 2015, the Board appointed Lisa Jack as the Company’s Chief Financial Officer. Pursuant to an Executive Employment Agreement between the Company and Ms. Jack, dated January 21, 2015, (the “Jack Employment Agreement”), Ms. Jack has agreed to serve as the Company’s Chief Financial Officer until January 21, 2018 unless her employment in such position is sooner terminated as provided for thereunder.

Ms. Jack will receive an annual base salary of $320,000. Ms. Jack is also entitled to receive 11.5% of the Executive Bonus Pool (as that term is defined in the Company’s Annual Incentive Compensation Plan, a copy of which was filed as Exhibit 10.2 to the Company’s 8-K filed on November 17, 2014) as additional incentive-based compensation. The Jack Employment Agreement further provides for the grant of 100,000 shares of restricted Company common stock, effective as of January 21, 2015, pursuant to a Restricted Stock Award Agreement, the form of which is attached as Exhibit 10.9 to the Company’s Form 8-K which was previously filed on July 29, 2014. These restricted shares vest ratably on each anniversary of the Jack Employment Agreement over a three (3) year period beginning on January 21, 2015. Ms. Jack shall also be eligible for future equity grants as may be approved by the Board.

If Ms. Jack is terminated by the Company without “Cause” or by Ms. Jack for “Good Reason”, as such terms are defined in the Jack Employment Agreement, Ms. Jack will be entitled to receive all compensation accrued as of the date of termination, a severance payment equal to 50% of her annual base salary if terminated in the first year and 100% of her annual base salary in the event of a qualifying termination after the first anniversary of her appointment.

The Jack Employment Agreement provides for certain temporary relocation benefits which include a housing stipend, travel costs to/from Orange County, California and a moving allowance.

The Jack Employment Agreement imposes various restrictive covenants on Ms. Jack, including restrictions with regards to the solicitation of Company clients, customers, vendors and employees, as well as restrictions on Ms. Jack’s ability to compete with the Company both during the term of the agreement and for twelve (12) months after the termination of her employment.

The above summary of the terms and conditions of the Jack Employment Agreement is qualified in its entirety by reference to a copy of the Jack Employment Agreement attached hereto as Exhibit 10.1.

General Counsel Employment Agreement:

Effective January 21, 2015, the Board has hired Jonathan Brohard as the Company’s Executive Vice President and General Counsel. Pursuant to an Executive Employment Agreement with Mr. Brohard, dated January 21, 2015 (the “Brohard Employment Agreement”), Mr. Brohard has agreed to serve as the Company’s Executive Vice President and General Counsel until January 20, 2018 unless his employment in such position is sooner terminated as provided for thereunder. Mr. Brohard shall also serve as the Company’s Secretary, Chief Compliance Officer and Chief Human Resources Officer.

Mr. Brohard will receive an annual base salary of $425,000. Mr. Brohard is also be entitled to receive 11.5% of the Executive Bonus Pool (as described above) as additional incentive-based compensation with a guaranteed minimum payment of $175,000 for 2015. The Brohard Employment Agreement further provides for the grant of 150,000 shares of restricted Company common stock, effective as of January 21, 2015, pursuant to a Restricted Stock Award Agreement (as described above). The restricted shares vest ratably on each anniversary of the Brohard Employment Agreement over a three (3) year period beginning on January 21, 2015. Mr. Brohard shall also be eligible for future equity grants as may be approved by the Board. The Brohard Employment Agreement also provides that after the Company has recouped 50% of the its in-house legal department expenses within a given year, the Board may make certain funds available to be distributed for such year to Mr. Brohard and other members of the Company’s in-house legal department, as determined by the Company’s Chief Executive Officer (the “Legal Department Bonus”).

If Mr. Brohard is terminated by the Company without “Cause” or by Mr. Brohard for “Good Reason”, as such terms are defined in the Brohard Employment Agreement, Mr. Brohard will be entitled to receive (i) a severance payment equal to one year’s annual base salary plus the accrued but unpaid portion of Mr. Brohard’s 11.5% interest in the Executive Bonus Pool and any accrued but unpaid Legal Department Bonus if such termination occurs after the 24th month of his employment term or (ii) if such termination occurs prior to the 24th month of his employment term, an amount equal to $1,425,000 less the sum of his base salary and guaranteed bonus paid as of such termination date plus the accrued but unpaid portion of Mr. Brohard’s 11.5% interest in the Executive Bonus Pool and any accrued but unpaid Legal Department Bonus.

The Brohard Employment Agreement imposes various restrictive covenants on Mr. Brohard, including restrictions with regards to the solicitation of Company clients, customers, vendors and employees, as well as restrictions on Mr. Brohard’s ability to compete with the Company both during the term of the agreement and for twelve (12) months after the termination of his employment.

The above summary of the terms and conditions of the Brohard Employment Agreement is qualified in its entirety by reference to a copy of the Brohard Employment Agreement attached hereto as Exhibit 10.2.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation:

On January 21, 2015, the board of directors (the “Board”) of IMH Financial Corporation (the “Company”) accepted the resignation of Steven T. Darak, effective January 21, 2015 , as the Company’s Chief Financial Officer pursuant to a process contemplated under Mr. Darak’s employment agreement. Mr. Darak will continue to serve as the Company’s Chief Accounting Officer.

Section 8 – Other Event

Item 8.01 Other Events.

On January 27, 2015, the Company issued a press release announcing, among other things, the departure of Mr. Darak as Chief Financial Officer and the appointments of Ms. Jack and Mr. Brohard. A copy of this press release is filed herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

10.1	Executive Employment Agreement between IMH Financial Corporation and Lisa Jack with an effective date of January 21, 2015.

10.2	Executive Employment Agreement between IMH Financial Corporation and Jonathan Brohard with an effective date of January 21, 2015.

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 2015

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer

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